EXHIBIT 10.1

ALLOY, INC.

COMPENSATION ARRANGEMENTS FOR CERTAIN NAMED OFFICERS

Fiscal year ended January 31, 2005 (“Fiscal 2004”) bonuses and fiscal year ending January 31, 2006 (“Fiscal 2005”) salary has been set for the following named officer of Alloy, Inc., as set forth below:

Named Executive	Position	Fiscal 2004 Bonus	Fiscal 2005 Salary	Other Compensation

Gina R. DiGioia, Esq.	General Counsel and Secretary	$20,000 payable in cash and 7,500 options (1)	$200,000	None

(1)	1,875 options vesting on each of June 1, 2006, June 1, 2007, June 1, 2008 and June 1, 2009.

In addition, Ms. DiGioia’s salary of $200,000 was made retroactive to June 1, 2005.